Exhibit 10.03

CREDIT SUISSE ENERGY LLC

11 Madison Avenue, New York, NY 10010	Telephone 212-325-2000 www.credit-suisse.com

18 April 2007

El Paso Electric Company

123 West Mills

El Paso, TX 79901

Reference ID: ****

This confirmation letter shall confirm the Transaction agreed to on April 18, 2007 (Trade Date) between Credit Suisse Energy, LLC (“CSE”) and El Paso Electric Company (“Counterparty”) regarding the sale/purchase of the Product under the terms and conditions as follows:

Governing Agreement:	This transaction is governed by definitions and provisions of the Western Systems Power Pool Agreement (the “WSPP Agreement”), as such agreement may be amended from time to time, and as amended by CSE and Counterparty on July 3, 2006 and as further amended on December 11, 2006. In the event of any inconsistency between the WSPP Agreement and this Confirmation, this Confirmation will prevail.

Type of Transaction:	Physically Settling Daily Heat Rate Call Option for Firm energy pursuant to Service Schedule C of the WSPP Agreement.

Buyer:	Counterparty

Seller:	CSE

Delivery Point(s):	Palo Verde (Peak 1, Peak 3, and Off-Peak) Four Corners (Peak 2)

Delivery Period:	May 1, 2007 (hour ending 0100 Pacific Prevailing Time (“PPT”)) – April 30, 2010 (hour ending 2400 PPT) Monday through Sunday, including North American Reliability Council (“NERC”) holidays (the “Contract Term”)

Delivery Hours:

Peak 1:	6 x 16, Monday through Saturdays excluding Sundays and NERC holidays, HE 0700 – HE 2200, PPT.

Peak 2:	July 1, 2007 through September 30, 2007 and May through September each year of the Delivery Period thereafter, 6 x 16, Monday through Saturdays, HE 0700 – HE 2200, excluding Sundays and NERC holidays PPT.

Peak 3:	1 x 16 Sundays and NERC holidays, HE 0700 – HE 2200, Pacific Prevailing Time (PPT)

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Off-Peak:	7 x 8, Monday through Sundays, HE 0100 – HE 0600 and HE 2300-HE 2400, PPT.

Premium:	May 2007 - April 2008, USD**** per Month

May 2008 - April 2009, USD**** per Month

May 2009 - April 2010, USD**** per Month

Premium Payment:	Twenty (20) calendar days following the end of each month in the Delivery Period, subject to adjustment in accordance with the following Business Day convention.

Hourly Quantities:

Peak 1:	100 MW in such months where Peak 2 is inapplicable, otherwise 50 MW

Peak 2:	50 MW

Peak 3:	100 MW

Off-Peak:	50 MW

Total Quantity:	Up to 2,192,000 MWh

Strike Price:	Heat Rate * Gas Reference Price + USD****

Gas Reference Price:	For each day of electric energy flow, **** for each such day ****.

Heat Rate:	**** MMBTU/MWh

Calculation Period:	Each month during the Contract Term.

Scheduling:	In accordance with Western Electric Coordinating Council (“WECC”) guidelines, Counterparty may schedule the Hourly Quantity in increments of 25 MW, up to the maximum quantity for each Hourly Quantity definition; provided, however, in respect of any delivery day, Counterparty shall not schedule any quantities that vary from hour-to-hour for any set of Delivery Hours on such particular delivery day. Should the Counterparty exercise any quantity during Peak 2, the exercisable quantity for Peak 1 shall be reduced by such amount that is exercised for Peak 2.

Option Exercise:	For option exercise call **** or **** prior to 6:30 AM PPT on the WECC Scheduling Day.

Payment Terms:	Twenty (20) calendar days following the end of each month in the Delivery Period, subject to adjustment in accordance with the following Business Bay convention.

Special Conditions:	The Parties may agree to a fixed Gas Reference Price for Minimum Schedule Energy (as defined below) to be delivered and received during a specific calendar month(s). If the Parties agree to a fixed Gas Reference Price, Counterparty shall contemporaneously provide CSE a non-amendable schedule stating the minimum amount of energy (which in no event shall be less than 25 MW) to be delivered and received during all hours other than Off-Peak Hours during the applicable calendar month (the “Minimum Schedule Energy”). Upon verbal confirmation of the non-amendable schedule, Counterparty shall be

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

deemed to have exercised the call option for the Minimum Schedule Energy for the calendar month, and the agreed fixed Gas Reference Price shall apply to all Minimum Schedule Energy scheduled for delivery and receipt in such calendar month. The variable Gas Reference Price described in the immediately preceding paragraph shall apply to all other energy (i.e., non-Minimum Schedule Energy) scheduled by Counterparty for delivery and receipt during such month. If the Parties are unable to agree upon a fixed Gas Reference Price for any particular month, the variable Gas Reference Price referenced in the Gas Reference Price paragraph shall apply to all energy scheduled by Counterparty for delivery and receipt during such month.

Please execute and return this Confirmation to us, or provide notice of a dispute of any terms, or request a correction of any error via fax at (212) 951-8823, herein within five (5) Business Days of the date written above. If you fail to respond within such time, then this Confirmation and all the terms herein shall be deemed accepted, affirmed and fully executed by you, and enforceable in accordance with its terms.”

CREDIT SUISSE ENERGY LLC

By:	/s/ Dean Brier
Name:	Dean Brier
Title:	Vice President

Confirmed as of the date first written above:
EL PASO ELECTRIC COMPANY

By:	/s/ Gary R. Hedrick
Name:	Gary R. Hedrick
Title:	CEO & President

By:	/s/ Fernando Gireud
Name:	Fernando Gireud
Title:	Vice President

****=Confidential treatment has been requested for the redacted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.